UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported): August 31, 2000

   XATA Corporation
-----------------------
(Name of small business issuer in its charter)

          Minnesota                    0-27166                 41-1641815
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(State of other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)



151 East Cliff Road, Burnsville, MN                           55337
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(Address of principal executive offices)                    (Zip Code)


Issuer's telephone number:    952-894-3680
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(Former name, former address and former fiscal year, if changed since last report): N/A

TABLE OF CONTENTS


Item 5. Other Events ..........................................................1

Item 7. Exhibits ..............................................................3

SIGNATURES ....................................................................4

ITEM 5. OTHER EVENTS.

         On August 30, 2000, John Deere Special Technologies Group, Inc. ("JDSTG") purchased 630,000 shares of common stock of XATA Corporation ("XATA" or the "Company") from XATA and 200,000 shares of common stock of XATA from a XATA shareholder, resulting in ownership of approximately 14% of the Company by JDSTG. All of the shares were purchased at a price of $3.805 per share, resulting in gross proceeds of $2,397,036 to the Company and $760,980 to the XATA shareholder.

         The purchase of shares from the Company is the first of a series of three investments that may be made by JDSTG pursuant to the terms of a Stock Purchase Agreement dated August 30, 2000. The second investment, involving the purchase of approximately 2,500,000 additional shares from XATA at $3.805 per share, is contingent upon XATA shareholder approval of the sale, completion of beta testing of XATA's JAVALAN product, and certain other conditions. Shareholder approval will be sought, and completion of the beta testing should be completed, not later than December 31, 2000.

         Additionally, JDSTG has an option to convert a five-year promissory note with the Company, in the original principal amount of $1,000,000, to common stock between August 1, 2001 and August 1, 2002. The conversion price is $3.805 per share.

         Upon completion of the first investment on August 30, 2000, Dennis R. Johnson, a member of the Board of Directors and former Chief Executive Officer of the Company, resigned from the Board, and JDSTG named two representatives to the Company's Board of Directors. JDSTG is entitled to appoint a third director upon completion of the phase two purchase of approximately 2,500,000 shares.

         If the phase two investment is completed, the Company will receive additional gross proceeds of approximately $9,512,500 and JDSTG will own approximately 35% of the outstanding common stock; and if the note is converted the Company's debt will be reduced by $786,500 (assuming conversion as of August 1, 2001) and JDSTG will own approximately 40% of the Company's outstanding common stock. These ownership percentages have been calculated assuming that there are no changes in the number of shares of stock outstanding as of September 1, 2000, except for the issuances to JDSTG. There is no assurance that either the second phase or the note conversion will be consummated.

           The Company will use the cash proceeds from the sale of these shares for new product marketing, product development, working capital and general corporate purposes.

         JDSTG was established in early 1999, as a wholly-owned subsidiary of Deere & Co. JDSTG consists of several companies, each providing a specific competency to the group. Included in the group are; Phoenix International, NavCom Technology, Inc., Vantage Point, Agris and John Deere Information Systems. JDSTG is the core consolidated resource for Deere's initiatives related to electronic functionality of its equipment to include advances in electronic and software competencies for remote vehicle communications, global positioning and complimentary management tools provided as desktop software delivered via the Internet. JDSTG is headquartered in Atlanta, Georgia and is led by Charles
R. Stamp, Jr.

ITEM 7. EXHIBITS.


Exhibit No.       DESCRIPTION
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10.15 Stock Purchase Agreement by and between JDSTG and XATA Corporation dated August 30, 2000.

10.16 Registration Rights Agreement by and between XATA Corporation and JDSTG dated August 30, 2000.

99.1              Press Release dated August 30, 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2000.                      XATA CORPORATION



                                               By  /s/ Gary C. Thomas
                                                  ------------------------------
                                               Gary C. Thomas, Chief
                                               Financial Officer (Principal
                                               accounting and financial officer)